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                                                                     Exhibit 5.1


                      [CONYERS DILL & PEARMAN LETTERHEAD]




9 November 1998


Iridium World Communications Ltd.
Clarendon House
Church Street
Hamilton HM11
Bermuda

Dear Sirs

Iridium World Communications Ltd.

We have acted as special Bermuda legal counsel to Iridium World Communications Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement", which term does not include any exhibits incorporated by reference into the Registration Statement) filed with the U.S. Securities and Exchange Commission (the "Commission") for the purpose of registering under the United States Securities Act of 1933, as amended (the "Act") shares of Class A Common Stock in the Company up to an aggregate initial public offering price of US$750,000,000, less the aggregate initial public offering price of Subordinated Notes of Iridium Operating LLC and Iridium Capital Corporation (the "Subordinated Notes") registered pursuant to the Registration Statement and such additional shares of Class A Common Stock as may be issuable in exchange for the Subordinated Notes (the "Common Stock").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and we have reviewed and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Memorandum of Association and Bye-laws of the Company as well as Board minutes and resolutions and Members' minutes and resolutions of the Company. We have also reviewed originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of appropriate public officials and certificates of officers and representatives of the Company and such other documents and have made such enquiries as to
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Iridium World Communications, Ltd.
9 November 1998
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questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Registration Statement and in the other documents which we have reviewed; and

(iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed into accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act the Shares of Common Stock covered by the Registration Statement will be duly authorized for issuance and sale and upon sale and delivery will be duly and validly issued, fully paid and non-assessable (which term when used herein shall mean no further sums are required to be paid by the holders thereof in connection with the issuance of such shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references of this Firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully



CONYERS DILL & PEARMAN